Exhibit 16.1

November 8, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements contained under the caption “Changes in Accountants” on pages 66-67 of the Registration Statement (No. 333-                 ) on Form S-1 to be submitted with the Securities and Exchange Commission on November 9, 2012, of Health Insurance Innovations, Inc. and are in agreement with the statements contained therein.

Sincerely,

/s/ Fabricant, Weissman & Darby, P.A.
Fabricant, Weissman & Darby, P.A. Certified Public Accountant